UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 25, 2017, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. The final voting results for each of the matters submitted to a vote of security holders during the annual meeting are set forth below.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
Julie A. Caponi	63,240,556	1,391,872	0	10,888,375
Ray T. Charley	63,262,181	1,370,247	0	10,888,375
Gary R. Claus	63,270,760	1,361,668	0	10,888,375
David S. Dahlmann	63,007,347	1,625,081	0	10,888,375
Johnston A. Glass	63,377,857	1,254,571	0	10,888,375
Jon L. Gorney	63,286,930	1,345,498	0	10,888,375
David W. Greenfield	63,155,042	1,477,386	0	10,888,375
Luke A. Latimer	53,580,035	11,052,393	0	10,888,375
T. Michael Price	63,432,929	1,199,499	0	10,888,375
Laurie S. Singer	62,634,419	1,998,009	0	10,888,375
Robert J. Ventura	63,241,365	1,391,063	0	10,888,375
Stephen A. Wolfe	63,283,620	1,348,808	0	10,888,375

The directors named above were each elected to terms expiring in 2018.

	For	Against	Abstain
2. Ratification of KPMG LLP as independent registered public accountants	74,709,936	667,207	143,660

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved.

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	62,387,967	1,572,203	672,258	10,888,375

Shareholders approved, by an advisory vote, the compensation of the Company’s named executive officers.

	One Year	Two Years	Three Years	Abstain	Broker Non-Vote
4. Approval of advisory vote on the frequency of votes on executive compensation	46,255,990	344,688	17,379,232	652,518	10,888,375

Shareholders cast the highest number of advisory votes for conducting advisory votes on the compensation of the Company’s named executive officers every year. Based on the foregoing results, the Company has determined that it will hold the advisory vote on named executive officer compensation annually until the next shareholder vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2017
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief Financial
Officer and Treasurer